AMSC Reports Fourth Quarter and Fiscal 2015 Financial Results and Provides Business Outlook

Company to host conference call today at 10:00 am ET

Devens, MA – May 31, 2016 – AMSC (NASDAQ: AMSC), a global solutions provider serving wind and power grid industry leaders, today reported financial results for its fourth quarter and full year fiscal 2015 ended March 31, 2016.

Revenues for the fourth quarter of fiscal 2015 were $27.5 million, compared with $25.1 million for the same period of fiscal 2014. The year over year increase in revenues was due primarily to higher Grid segment revenues in the fourth quarter of fiscal 2015.

AMSC’s net loss for the fourth quarter of fiscal 2015 was $3.4 million, or $0.25 per share, compared to $3.4 million, or $0.36 per share, for the same period of fiscal 2014. Fourth quarter fiscal 2014 net loss included a gain of $2.2 million related to the reversal of legal expenses associated with the settlement of a dispute with a former insurer, and a gain of $1.2 million related to the final settlement of an arbitration proceeding with a former customer.

The Company’s non-GAAP net loss for the fourth quarter of fiscal 2015 was $3.8 million, or $0.28 per share, compared with a non-GAAP net loss of $6.4 million, or $0.69 per share, in the same period of fiscal 2014. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Revenues for the full year fiscal 2015 were $96.0 million as compared to $70.5 million in fiscal year 2014. The full year growth in revenues was driven by growth in both business units. AMSC reported a net loss for full year fiscal 2015 of $23.1 million, or $1.76 per share, compared to a net loss of $48.7 million, or $5.74 per share, for fiscal year 2014. The Company's non-GAAP net loss for full year fiscal 2015 was $26.2 million, or $1.99 per share, compared with a non-GAAP net loss of $39.6 million, or $4.67 per share, for fiscal year 2014.

Cash, cash equivalents, and restricted cash at March 31, 2016 increased to $40.7 million, compared with $37.7 million at December 31, 2015.

“Fiscal year 2015 was a year of strong revenue growth in both business units, and improved financial health for our company,” said Daniel P. McGahn, President and CEO, AMSC. “I am very pleased to report that our team here at AMSC delivered results beyond my expectations. As a result, we enter fiscal 2016 with a stronger balance sheet and improved longer-term prospects in both our Wind and Grid businesses.”

AMSC Reports Q4 FY15 ResultsPage 2

Business Outlook

“First quarter revenues will be negatively impacted by historical seasonality in our revenues from Inox, compounded by what has been described by Inox as a near-term working capital constraint,” added McGahn.  For the first quarter ending June 30, 2016, AMSC expects that its revenues will be in the range of $12 million to $14 million. The Company’s net loss for the first quarter of fiscal 2016 is expected to be less than $13.0 million, or $0.94 per share. AMSC expects that its non-GAAP net loss (as defined below) for the first quarter of fiscal 2016 will be less than $12.5 million, or $0.90 per share. “Based on discussions with our customers, revenues in our Wind segment are currently expected to return to a more normal level in the second fiscal quarter,” said McGahn.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time today to discuss the Company’s results and its business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing 719-457-2689 and using conference ID 5408475.

About AMSC (NASDAQ: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The Company’s solutions are now powering gigawatts of renewable energy globally and are enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, Windtec, Gridtec, and Smarter, Cleaner … Better Energy are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this release about our expectations regarding anticipated financial results, future revenues in our Wind segment and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management’s current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements.

These important factors, which are discussed under the caption “Risk Factors” in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2016, and our other reports filed with the SEC, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q4 FY15 ResultsPage 3

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended		Years ended
	March 31,		March 31,
	2016	2015	2016	2015

Revenues
Wind	$19,907	$21,063	$68,883	$51,307
Grid	7,618	4,066	27,140	19,223
Total revenues	27,525	25,129	96,023	70,530

Cost of revenues	18,284	23,488	74,041	67,442

Gross profit	9,241	1,641	21,982	3,088

Operating expenses:
Research and development	3,379	2,886	12,303	11,878
Selling, general and administrative	7,530	5,682	28,861	29,217
Arbitration award expense	—	(1,201)	—	8,987
Restructuring and impairments	—	(50)	779	5,366
Amortization of acquisition related intangibles	39	39	157	157
Total operating expenses	10,948	7,356	42,100	55,605

Operating loss	(1,707)	(5,715)	(20,118)	(52,517)

Change in fair value of derivatives and warrants	(637)	915	(228)	3,963
Gain on sale of minority interest	581	—	3,092	—
Interest expense, net	(196)	(327)	(1,037)	(1,882)
Other (expense) income, net	(1,268)	1,216	(2,457)	1,596

Loss before income tax expense	(3,227)	(3,911)	(20,748)	(48,840)

Income tax expense (benefit)	135	(546)	2,391	(184)

Net loss	$(3,362)	$(3,365)	$(23,139)	$(48,656)

Net loss per common share
Basic	$(0.25)	$(0.36)	$(1.76)	$(5.74)
Diluted	$(0.25)	$(0.36)	$(1.76)	$(5.74)

Weighted average number of common shares outstanding
Basic	13,559	9,235	13,178	8,477
Diluted	13,559	9,235	13,178	8,477

AMSC Reports Q4 FY15 ResultsPage 4

UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	March 31,	March 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$39,330	$20,490
Accounts receivable, net	19,264	9,879
Inventory	18,512	20,596
Prepaid expenses and other current assets	5,778	10,764
Restricted cash	457	2,822
Total current assets	83,341	64,551

Property, plant and equipment, net	49,778	56,097
Intangibles, net	854	1,422
Restricted cash	934	1,236
Deferred tax assets	96	7,766
Other assets	315	2,753
Total assets	$135,318	$133,825

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$23,156	$21,615
Note payable, current portion, net of discount of $42 as of March 31, 2016 and $244 as of March 31, 2015	2,624	3,756
Derivative liabilities	3,227	2,999
Deferred revenue	12,000	11,019
Deferred tax liabilities	—	7,843
Total current liabilities	41,007	47,232

Note payable, net of discount of $133 as of March 31, 2016 and $290 as of March 31, 2015	1,367	3,877
Deferred revenue	9,269	2,756
Deferred tax liabilities	63	—
Other liabilities	63	67
Total liabilities	51,769	53,932

Stockholders' equity:
Common stock, $0.01 par value, 75,000,000 shares authorized; 14,107,126 and 9,624,275 shares issued at March 31, 2016 and 2015, respectively	141	96
Additional paid-in capital	1,011,813	985,921
Treasury stock, at cost, 51,506 and 34,067 shares at March 31, 2016 and 2015, respectively	(881)	(771)
Accumulated other comprehensive income (loss)	660	(308)
Accumulated deficit	(928,184)	(905,045)
Total stockholders' equity	83,549	79,893

Total liabilities and stockholders' equity	$135,318	$133,825

AMSC Reports Q4 FY15 ResultsPage 5

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Years ended March 31
	2016	2015
Cash flows from operating activities:
Net loss	$(23,139)	$(48,656)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	7,972	9,554
Stock-based compensation expense	3,248	5,936
Impairment of minority interest investments	746	3,464
Provision for excess and obsolete inventory	2,713	1,386
Write-off prepaid taxes	289	—
Gain on sale from minority interest investments	(3,092)	—
Loss from minority interest investment	356	743
Change in fair value of derivatives and warrants	228	(3,963)
Reversal of Catlin legal costs	—	(2,220)
Non-cash interest expense	359	566
Other non-cash items	1,462	(2,436)
Changes in operating asset and liability accounts:
Accounts receivable	(9,318)	(2,677)
Inventory	(782)	(1,887)
Prepaid expenses and other current assets	5,608	(2,330)
Accounts payable and accrued expenses	1,543	5,579
Deferred revenue	7,248	4,265
Net cash used in operating activities	(4,559)	(32,676)

Cash flows from investing activities:
Net cash provided by investing activities	4,873	1,809

Cash flows from financing activities:
Net cash provided by financing activities	18,202	8,783

Effect of exchange rate changes on cash and cash equivalents	324	(540)

Net increase/(decrease) in cash and cash equivalents	18,840	(22,624)
Cash and cash equivalents at beginning of year	20,490	43,114
Cash and cash equivalents at end of period	$39,330	$20,490

AMSC Reports Q4 FY15 ResultsPage 6

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(In thousands, except per share data)

	Three months ended		Years ended
	March 31,		March 31,

	2016	2015	2016	2015
Net loss	$(3,362)	$(3,365)	$(23,139)	$(48,656)
Gain on sale of interest in minority investments, net of tax effect	(565)	—	(2,919)	—
Stock-based compensation	706	1,316	3,248	5,936
Arbitration award expense	—	(1,201)	—	8,987
Amortization of acquisition-related intangibles	39	39	157	157
Restructuring and impairment charges	—	(50)	779	5,366
Consumption of zero cost-basis inventory	(1,348)	(2,272)	(4,960)	(7,982)
Change of fair value of derivatives and warrants	637	(915)	228	(3,963)
Non-cash interest expense	69	76	359	566
Non-GAAP net loss	$(3,824)	$(6,372)	$(26,247)	$(39,589)

Non-GAAP net loss per share	$(0.28)	$(0.69)	$(1.99)	$(4.67)
Weighted average shares outstanding	13,559	9,235	13,178	8,477

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Loss
(In millions, except per share data)

Three months ending
June 30, 2016
Net loss	$(13.0)
Stock-based compensation	0.7
Non-cash interest expense	0.1
Consumption of zero-cost inventory	(0.3)
Non-GAAP net loss	($12.5)
Non-GAAP net loss per share	($0.90)
Shares outstanding	13.9

Note: Non-GAAP net loss is defined by the Company as net loss before stock-based compensation; amortization of acquisition-related intangibles; consumption of zero cost-basis inventory; non-cash interest expense; change in fair value of derivatives and warrants; and other unusual charges, net of any tax effects related to these items. The Company believes non-GAAP net loss assists management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. The Company also regards non-GAAP net loss as a useful measure of operating performance to complement operating loss, net loss and other GAAP financial performance measures. In addition, the Company uses non-GAAP net loss as a factor in evaluating management’s performance when determining incentive compensation and to evaluate the effectiveness of its business strategies.

Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure

AMSC Reports Q4 FY15 ResultsPage 7

calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net loss is set forth in the table above.

AMSC Contact:

Brion D. Tanous
Phone: 424-634-8592
Email: Brion.Tanous @ amsc.com